UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2010

FORGEHOUSE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51465	20-1904354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4625 Alexander Dr., Suite 150, Alpharetta, GA 30005
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (404) 495-3910

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2010, the Board of Directors of ForgeHouse, Inc., a Nevada corporation (the “Registrant”), appointed Christian Negri, 41, as the Registrant’s President, Treasurer, Secretary and as a director. From 2004 to the present, Mr. Negri has been involved in the real estate industry and has possessed a California Real Estate salesperson license since 2004. Mr. Negri is not an officer or director of any other reporting company.  Mr. Negri owns 12,000,000 shares of the Registrant’s common stock.   The Registrant anticipates entering into a compensation arrangement with Mr. Negri for his services as an officer, the terms of which will be disclosed when available, pursuant to which Mr. Negri is expected to receive a salary and/or stock based compensation.  Mr. Negri is not expected to receive any compensation from the Registrant for his service as a director.

On December 29, 2009, in connection with the transactions referenced in the Registrant’s Report on Form 8-K filed on January 5, 2010, John Britchford-Steel and Jose Alonso resigned as directors and executive officers and Jorge Vargas resigned as an executive officer. At that time, Philip Mann was appointed as the Registrant’s Assistant Secretary and remained as its sole director until the appointment of Mr. Negri.  With the appointment of Mr. Negri as an executive officer and director, Mr. Mann continues to serve as Assistant Secretary and as a director.   There is no family relationship between Mr. Mann and Mr. Negri.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2010	FORGEHOUSE, INC.

	By:	/s/ Christian Negri
Christian Negri
President